Exhibit 10.6

MODIFICATION, RENEWAL AND EXTENSION AGREEMENT

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER’S LICENSE NUMBER.

THE STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

WHEREAS, The Mint Leasing, Inc., 323 N. Loop W., Houston, Texas 77008 (referred to as “Maker” and also as “Grantor”, whether one or more), is legally obligated to pay the unpaid principal balance of that certain Promissory Note Revolving Line of Credit (the “Promissory Note”) dated February 16, 2007, in the original principal amount of Thirty Million and No/100 Dollars ($30,000,000.00), executed by Maker, payable to the order of Sterling Bank, 2550 North Loop West, Suite 600, Houston, Harris County, Texas 77092(“Payee”), and as more fully described in and secured by the liens evidenced by the following:

(a)
This note is secured by a security interest created in a security agreement and Uniform Commercial Code - Financing Statement - UCC 1 of even date herewith from Maker to Payee that covers such personal property and other property as described therein , including but not limited to all Eligible Leases, as defined in the Loan Agreement between Maker and Payee and the vehicles leased pursuant to the Eligible Leases (“Property”);

(b)	Guaranties of Jerry Parish and Victor Garcia (“Guarantor” and/or “Guarantors”); and

(c)	Assignment of life insurance policies in the amount of $1,000,000.00 each, on the lives of Jerry Parish and Victor Garcia, in favor of Payee;

the Promissory Note being secured by the liens therein created or mentioned against the property described therein or herein (the “Property”). Maker and Grantor hereby expressly acknowledge, renew, extend and recognize the validity of the liens (said liens and security interests being hereinafter collectively referred to as the "Liens") against the Property and agree that the Property secures the indebtedness evidenced hereby;

WHEREAS, Maker has requested a modification, renewal, extension and increase of the Promissory Note so as to increase, extend and renew the Promissory Note and to extend and carry forward all of the aforementioned Liens on the Property, together with all other liens and security interest, now in effect or promised hereby, securing the payment of the Promissory Note;

WHEREAS , it is expressly agreed that the Promissory Note evidences a revolving line of credit, the maximum principal amount of which was Thirty Million and No/100 Dollars ($30,000,000.00) and by the Modification, Renewal and Extension Agreement dated May 15 , 2008, increased to Thirty ThreeMillion and No/100 Dollars ($33,000,000.00) and renewed and extended by the Modification, Renewal and Extension Agreement dated September 2 , 2008 and additionally renewed and extended by the Modification, Renewal and Extension Agreement dated December 2, 2008 and by the terms hereof is renewed and extended in the principal amount of Thirty Three Million and No/100 Dollar ($33,000,000.00); the amount of any advance and paymentsrecorded by Payee are maintained on a schedule and shall be binding upon Maker as to the amount owed by Maker. There shall be no further advances pursuant to the Promissory Note.

WHEREAS, Payee, the legal owner and holder of the Promissory Note and the Liens, in consideration of these premises and at the request of Maker and Grantor has agreed to modify, renew and/or extend the Promissory Note (the Promissory Note, as hereinafter modified, renewed and/or extended, being also referred to as the “Note”) as hereinafter provided;

NOW, THEREFORE, in consideration of the increase, modification and renewal of the Promissory Note as hereinafter set forth, the Maker hereby renews the Promissory Note and promises to pay to the order of the Payee at its banking house in the City of Houston, Harris County, Texas, in lawful money of the United States of America, the advanced and unpaid principal amount of the Note, together with interest on the unpaid principal balance hereof from time to time outstanding until maturity at the Prime Rate (floating ), plus one and one half percent (1.50%) per annum, which shall be adjusted daily to the rate in effect, however the Stated Rate (as defined herein), shall never be less that five and one-quarter percent (5.25%) per annum. The term “Prime Rate”, as used herein, shall mean the prime rate as published in The Wall Street Journal’s “Money Rates” table. If multiple prime rates are quoted in the table, then the average of such rates will be the Prime Rate. In the event that the prime rate is no longer published in the “Money Rates” table, then Payee will choose a substitute Prime Rate which is based upon comparable information; provided, however, that the rate of interest shall never exceed the maximum permitted by law. Any change in interest rate resulting from a change in the Prime Rate shall be effective at the beginning of the business day on which such change in the Prime Rate becomes effective. Interest shall be due and payable monthly as it accrues; matured unpaid principal and earned unpaid interest shall bear interest at the lesser of eighteen percent (18%) per annum or Highest Lawful Rate, from date of maturity until paid.

The rate from time to time in effect is herein referred to as the “Stated Rate”; provided , however, in no event shall interest on this Promissory Note Revolving Line of Credit (“Note”) ever be charged or paid at a rate greater than the maximum non -usurious rate permitted by applicable federal or Texas law from time to time in effect, whichever shall permit the higher lawful rate (the “Highest Lawful Rate”).

If at any time or times the Stated Rate would exceed the Highest Lawful Rate but for the limitation set forth above, the rate of interest to accrue on the unpaid principal balance of the Note during all such times shall be limited to the Highest Lawful Rate, but any subsequent reduction in the Stated Rate due to reductions in the Prime Rate shall not become effective to reduce the interest rate payable below the Highest Lawful Rate until the total amount of interest accrued on the unpaid balance of the Note equals the total amount of interest which would have accrued if the Stated Rate had at all times been in effect.

Interest shall be computed on the basis of the actual number of days elapsed in a year composed of 360 days; however, if such computation would cause the Stated Rate to exceed the Highest Lawful Rate, interest shall be computed on the basis of a year composed of 365 or 366 days, as the case may be. At all such times, if any, as Texas law shall establish the Highest Lawful Rate, the Highest Lawful Rate shall be the “indicated rate ceiling” (as defined in V.T.C.A., Finance Code, Chapter 303, as amended) from time to time in effect; provided that Payee may also rely on alternative maximum rates of interest from time to time in effect under other applicable laws, if they are higher.

Payment is due as follows:

One monthly installment of interest only, due and payable on April 2, 2009 and thereafter commencing May 2, 2009, monthly installments of principle and interest, with each subsequent installment being due and payable on the same day of each succeeding calendar month thereafter until October 2, 2009, when the then remaining unpaid principal and accrued unpaid interest of this Note is due and payable. The amount of the monthly principal and interest payments shall be based on an amortization of the advanced and unpaid principal amount hereof over a forty-two (42) month period at the Stated Rate. Interest will be calculated on the unpaid principal to the date of each installment. Each payment will be credited first to the accrued unpaid interest and then to reduction of principal. All funds deposited in account number 21061882 at Payee, shall be credited daily, to the accrued unpaid interestfirst and thento reduction of principal. To the extent necessary the Loan Agreement Termination Date (as defined in the Loan Agreement of even date with the Promissory Note) is modified to be October 2, 2009.

Whenever any payment to be made under the Note shall be stated to be due on a Saturday, Sunday or legal holiday for commercial banks under the laws of the State of Texas, then such payment shall be made on the next succeeding business day.

In addition to all principal and accrued interest on the Note, Maker agrees to pay (a) all reasonable costs and expenses incurred by all owners and holders of the Note in collecting the Note through probate, reorganization, bankruptcy or any other proceeding, (b) the reasonable attorneys' fees when and if the Note is placed in the hands of an attorney for collection after default, and (c) the reasonable attorneys' fees, costs and expenses incurred by Payee in connection with the preparation and filing of the agreements and documents contemplated herein.

Unless as otherwise provided by law, Maker and any and all co-makers, endorsers, guarantors and sureties severally waive notice (including, but not limited to, notice of protest, notice of dishonor and notice of intent to accelerate and notice of acceleration), demand, presentment for payment, protest and the filing of suit for the purpose of fixing liability and consent that the time of payment hereof may be extended and re-extended from time to time without notice to them or any of them, and each agrees that his, her or its liability on or with respect to the Note shall not be affected by any release of or change in any security at any time existing or by any failure to perfect or to maintain perfection of any lien on or security interest in any such security.

Maker warrants and represents to Payee, and to all other owners and holders of any indebtedness evidenced hereby, that the loan evidenced by the Note is and shall be solely for business, commercial or agricultural purposes and not primarily for personal, family or household use. Maker acknowledges that the loan evidenced by the Note is specifically exempted under Section 226.3(a) of Regulation Z issued by the Board of Governors of the Federal Reserve System and under the Truth-in-Lending Act and that no disclosures are required to be given under such regulations and federal laws in connection with the Note.

It is agreed that time is of the essence of this agreement and that in the event of default in the payment of any installment when due, the holder of the Note may declare the unpaid principal balance plus all accrued but unpaid interest due thereon immediately due and payable without notice, and failure to exercise said option shall not constitute a waiver on the part of the holder of the right to exercise the same at any other time.

This Note shall be governed by and construed in accordance with Texas law and applicable federal law. The parties hereto intend to conform strictly to the applicable laws governing maximum interest rates permitted. In no event, whether by reason of demand for payment, prepayment, acceleration of the maturity hereof or otherwise, shall the interest contracted for, charged or received by Payee hereunder or otherwise exceed the maximum amount permitted under applicable law. If from any circumstance whatsoever interest would otherwise be payable to Payee in excess of the maximum lawful amount, the interest payable to Payee shall be reduced automatically to the maximum amount permitted by applicable law. If Payee shall ever receive anything of value deemed interest under applicable law which would , apart from this provision , be in excess of the maximum lawful amount, an amount equal to the amount which would have been excessive interest shall be applied to the reduction of scheduled principal payments owing hereunder in inverse order of their maturities and not to the payment of interest, or if such amount which would have been excessive interest exceeds the unpaid balance of principal hereof, such excess shall be refunded to Maker. All interest paid or agreed to be paid to Payee shall, to the extent permitted by applicable law , be amortized , prorated , allocated , and spread throughout the full stated term (including any renewal or extension) of such indebtedness so that the amount of interest charged or paid on account of such indebtedness does not exceed the maximum permitted by applicable law. The provisions of this paragraph shall control all existing and future agreements between Maker and Payee. In determining whether interest of any kind paid or payable hereunder exceeds the highest rate, the undersigned and Payee shall, to the maximum extent permitted under applicable law (a) characterize any non-principal payment as an expense, fee or premium , (b ) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate and spread , in equal parts, the total amount of interest throughout the entire contemplated term of the indebtedness in order to render the interest rate uniform throughout such term. Without limiting the generality of the foregoing, the amount of any prepayment premium or penalty and the amount of any late payment fee or charge provided for herein or in any documents securing or related to the indebtedness evidenced hereby (whether or not the same are construed as interest under applicable laws ) are limited to and shall never exceed an amount which , when added to all items called or deemed to be interest in connection with the transactions contemplated herein, does not exceed the maximum amount of interest payable on the principal balances involved under applicable law. On any acceleration or required or permitted prepayment, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid , credited on the principal of the debt or, if the principal of the debt has been paid , refunded . This provision overrides other provisions in this and all other instruments concerning the debt.

In addition to and without limitation of any defenses to which Payee may be entitled under applicable law, Maker and any obligor agree to provide Payee with written notice and a reasonable opportunity of at least 60 days to correct any excessive contract, charge or receipt, and any corrective action by Payee shall relieve Payee of any liability regarding same. Any such notice to Payee must be by certified mail, return receipt requested, and must provide Payee with specific details regarding the nature and extent of any alleged excessive contract, charge or receipt.

Maker and Grantor hereby extends the Liens to secure the payment of the Note, until the same has been fully paid and agrees that the modification, renewal, and extension of the Promissory Note shall in no manner affect or impair the Note or the Liens securing the same and that the Liens shall not in any manner be waived, except as otherwise expressly provided herein, the purpose of this instrument being simply to modify and renew the Promissory Note and to carry forward or extend the Liens, which are acknowledged by Maker and Grantor to be valid and subsisting, and the Maker and Grantor further agree that all terms and provisions of the Promissory Note and of the instrument or instruments creating or fixing the Liens securing the same shall be and remain in full force and effect as therein written except as otherwise expressly provided herein.

None of the rights, titles, liens, interests, securities or equities existing or to exist under any documents or instruments securing the indebtedness evidenced hereby, in law or in equity, are or shall be in anyway released, diminished, impaired or affected hereby. Any and all Liens are recognized to be still in full force and effect insofar as to cover all of the properties described therein and all rights and liens existing and to exist under any documents or instruments securing the indebtedness evidenced hereby and any other document securing the note or creating a lien, as modified hereby, are renewed, extended, carried forward and conveyed by Maker and Grantor to secure any and all indebtedness of Maker and Grantor to Payee.

Grantor expressly covenants, represents and warrants that Grantor is the owner and holder of good and valid title to all of the Property, free and clear of all liens and encumbrances other than those existing unto and in favor of Payee; that all costs, expenses, and taxes due and owing to date against or with respect to any and all of the Property have been paid to date and that Grantor has the absolute, unrestricted right and authority to mortgage, assign and convey all of the Property and any proceeds resulting therefrom to Payee.

If Maker defaults in the payment of this note, or in the performance of any obligation in any instrument securing or collateral to it, or any other present and/or future debts, obligations, and liabilities owed to Payee by Maker and/or Guarantors, whether individually or as a member of any partnership, joint venture, association, or other group, regardless of how the other debts, obligations, and liabilities are incurred and regardless of whether they are evidenced by a note, open account, overdraft, endorsement, surety agreement, guarantee, or other document, and any renewals and/or extensions of any such indebtedness, then Payee may declare the unpaid principal balance and accrued unpaid interest on this note immediately due. Default in the terms of any note, deed of trust or security agreement pertaining to such indebtedness described above and herein, shall be an event of default and breach of covenant under all said notes, deeds of trust, and security agreements and will give Payee the right to accelerate payment of all said indebtedness (unpaid principal, earned unpaid interest and other accrued charges) and to invoke all of its rights under the terms of all said notes, deeds of trust, and security agreements. Maker and each surety, endorser, and guarantor waive all demands for payment, presentations for payment, notices of intention to accelerate maturity, notices of acceleration of maturity, protests, dishonor, notice of protest and notice of dishonor, to the extent permitted by law.

Maker may now be and it is contemplated that Maker may hereafter become indebted unto Payee in further sum or sums. The indebtedness evidenced by this Note, all other indebtedness now owing by Maker and/or Guarantors to Payee, any future indebtedness of Maker and/or Guarantors, in favor of said Payee; any indebtedness owing to said Payee, which is or will be guaranteed by Maker and/or Guarantors; and any renewals, modifications and/or extensions of said indebtedness, are secured by the collateral described in the Security for Payment described above. In addition , any and all property acquired by Maker after this date and all of the properties standing as security for the indebtedness evidenced hereby and elsewhere herein, shall stand as security for the indebtedness evidenced hereby and for each such other indebtedness, to the same effect as if they were described and included herein and in any deeds of trust or security agreements. Default in the terms of any note, deed of trust or security agreement pertaining to such indebtedness described above or herein shall be an event of default and breach of covenant under all said notes, deeds of trust and security agreements and will give Payee the right to accelerate payment of all said indebtedness (unpaid principal, earned unpaid interest and other accrued charges) and to invoke all of its rights under the terms of all said notes , deeds of trust and security agreements. In no event shall this deed of trust secure payment of any debt described in or created pursuant to the Texas Consumer Credit Code, nor shall it create a lien otherwise prohibited by law.

To the maximum extent not prohibited by applicable law, this promissory note is additionally secured by all deeds of trust, security agreements, assignments and other writings of every kind and nature heretofore, now or hereafter executed by any Maker or any other person to secure any indebtednesses of any Maker, which is now or hereafter owing to any holder of this promissory note, whether or not any of such writings describe, cover, pertain or affect any property, rights or interests which are similar or dissimilar to any of the Property described herein, rights or interest, and whether or not such writings were originally executed or delivered to or for the benefit of any holder of this promissory note or executed or delivered to or for the benefit of any other person and acquired by purchase or otherwise by any holder of this promissory note, and whether or not any such lien or security interest or other interest was created by any then owner of any interest in or to any of the property, rights or interests which are described in or covered by any such writing or to which any such writing may pertain or affect, including, but not limited to, the Property and/or any other collateral described herein or in the Note.

For purposes of any suit relating to the Note, Maker hereof submits itself to the jurisdiction of any court sitting in the State of Texas and further agrees that venue in any suit arising out of the Note or any venue shall be fixed in Harris County, Texas. Final judgment in any suit shall be conclusive and may be enforced in any jurisdiction within or without the United States of America, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of such liability.

The Note has been executed and delivered in and shall be construed in accordance with and governed by the laws of the State of Texas and of the United States of America, except that Chapter 346 of the Texas Finance Code, which regulates certain revolving loan accounts and revolving tri-party accounts shall not apply to this Note and all loans or any advances hereunder shall not be governed by or subject to the provisions of Chapter 3 4 6 in any manner whatsoever.

Maker and any Guarantors hereby waive, acquit, discharge and forever release Payee, and its agents, servants, employees, representatives and attorneys and all person, natural or corporate, in privity with them or any of them, from any and all claims and causes of action, of whatever kind and nature, known or unknown, now or heretofore existing, and further waives and releases any and all credits, defenses, claims for offsets and all defenses to Maker’s and/or any Guarantors’ liability for the unpaid balance of the debt herein stipulated to be due and owing or arising under or out of the Note and/or any guaranty, including without limitation, failure of consideration, breach of warranty, misrepresentation, deceptive trade practices, usury, fraud, unlawful collection practices, tortuous interference and bad faith, which have accrued before the date of this Agreement or thereafter, known or unknown.

Each Maker and guarantor of this Note further hereby agrees and consents to all of the terms, provisions, agreements, covenants and warranties set forth or contained in all of the deeds of trust, security agreements, assignments and other writings now or hereafter securing or pertaining to the loan evidenced by this Note and agrees that all of the writings now or hereafter securing or pertaining to the loan evidenced by this Note (and all terms, provisions, agreements, covenants and warranties contained in such writings) shall be binding in all respects on the Maker of this Note (whether or not any Maker has executed such writings) and on the heirs, successors, legal representatives and assigns of each of the Maker of this Note.

As additional security for this note, Maker grants to Payee an express lien and security interest in and to all property and any and all deposits (general or special, time or demand, provisional or final) at any time held by Payee for the credit of or for the account of Maker. If this note is not paid at maturity, however, such maturity may be brought about, or if a default should occur and be continuing under any document or instrument executed by Maker or any other party as security for the payment of this note, Payee is hereby authorized at any time, and from time to time, without notice to Maker (any such notice being hereby expressly waived by Maker), to block transfers or withdraws of any funds from and/or not pay drafts or checks on, any and all accounts, deposit or otherwise, and/or to set off and apply any and all such deposits at or for the credit or the account of Maker against the outstanding principal balance of and accrued interest on, this note. The foregoing rights of Payee are in addition to and cumulative of all other rights and remedies (including, without limitation, other liens, security interests and rights of set off) which Payee may have.

The Maker agrees that the sums evidenced by this Note are not for personal, family or household purposes, and that it is to be used primarily for business and commercial purposes.

It shall be a default hereunder if Payee discovers that any statement, representation or warranty in the Note, any security agreement or in any other document or instrument delivered to or relied upon by Payee in connection with the indebtedness secured hereby is false, misleading or erroneous in any respect.

It shall be a default hereunder if, upon Guarantor Jerry Parish owning and controlling beneficially and of record, less than fifty percent (50%) of the issued and outstanding equity securities of Maker unless or until Payee provides written consent to any change of such ownership or if he no longer serves actively in the day to day management of the Borrower.

Payee may, upon the death of a guarantor or upon a guarantor who is an employee of Maker no longer being employed by Maker, whether by resignation , termination or otherwise, declare the unpaid principal balance and earned unpaid interest on this Note immediately due and Payee may avail itself of all rights, powers, and recourses allowed or permitted herein and/or by law .

If there shall be any transfer of ownership interests in Maker and /or in management of Maker, without Payee’s prior written consent, Payee may declare the unpaid principal balance and earned unpaid interest on this Note immediately due and Payee may avail itself of all rights, powers, and recourses allowed or permitted herein and/or by law .

Maker, at any time and from time to time, shall furnish promptly, upon request, a written statement or affidavit, in such form as may be required by Payee, stating the unpaid balance of the Note and that there are no offsets or defenses against full payment of the Note and performance of the terms hereof, or if there are any such offsets and defenses, specifying them in reasonable detail.

The Note is given in modification, renewal and extension of the Promissory Note and the Liens securing the payment thereof are not extinguished, but are specifically carried forward, ratified in all respects and shall secure the payment hereof. Maker and Grantor warrant to the Holder of the Note and Liens that the Note and the Liens, as modified, are valid and enforceable and represents that they are not subject to rights of offset, rescission, or other claims.

THIS AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

THE PARTIES TO THIS AGREEMENT HEREBY, UNCONDITIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COUNSEL, WAIVE, RELINQUISH AND FOREVER FORGO THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING BASED UPON, OR ARISING OUT OF, OR IN ANY WAY RELATING TO THIS AGREEMENT.

Maker from time to time, at the request of Payee, will, (i) promptly correct any defect, error or omission which may be discovered in the contents of any document relating to this transaction, (“Loan Documents”) or in the execution or acknowledgment thereof; (ii) execute, acknowledge, deliver and record and/or file such further documents or instruments (including, without limitation, further mortgages, security agreements, financing statements, continuation statements, assignments of rents or leases and environmental indemnity agreements) and perform such further acts and provide such further assurances as may be necessary, desirable or proper, in Payee's opinion, to carry out more effectively the purposes of any Loan Documents and such other instruments subject to the liens and security interests hereof and thereof any property intended by the terms hereof or thereof to be covered hereby or thereby, including specifically, but without limitation, any renewals, additions, substitutions, replacements, or appurtenances to the Property; provided that such documents or instruments do not materially increase Maker's liability under the Loan Documents; and (iii) execute acknowledge, deliver, procure, and file and/or record any document or instrument (including specifically, but without limitation, any financing statement) deemed advisable by Payee to protect the liens and the security interests herein granted against the rights or interests of third persons; provided that such documents or instruments do not materially increase Maker's liability under the Loan Documents. Maker will pay reasonable costs connected with any of the foregoing.

The Maker and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note, in whole or in part, understands and agrees that (i) Payee’s document retention policy may involve the imaging of executed loan documents, which includes but is not limited to any note, guaranty, deed of trust, security agreement, assignment, financing statement and any other document which evidences any indebtedness owed by Maker to Payee and/or secures such indebtedness and /or relates to the indebtedness and /or the collateral securing such indebtedness and the destruction of the paper original, including the original note and (ii) the Maker and all sureties, endorsers , guarantors and any other party now or hereafter liable for the payment of this Note, in whole or in part, waive any rights and/or defenses that it may have to the use of such imaged copies of loan documents in the enforcement of any of Payee’s rights in a court of law or otherwise and /or as to any claim that such imaged copies of the loan documents are not originals.

LATE CHARGE. If a payment is ten (10) days or more late, Borrower will be charged five percent (5.00%) of the regularly scheduled payment.

Payee reserves the right, in its sole discretion , without notice to the Maker, to sell participations or assign its interest, or both, in all or any part of this note.

Maker agrees that the advanced and unpaid principal amount on the Promissory Note, as hereby modified, renewed, extended and increased, is $ 33,000,000.00 as of the date hereof and that there shall be no further advances pursuant to the Promissory Note.

Reference is hereby made to a Loan Agreement of even date with the Note, by and between the Maker and Payee, which shall govern the advances to be made to Maker by Payee. Payee shall not be obligated to advance any funds against this note unless and until Maker has complied with all Payee’s conditions precedent to funding as set forth in the Loan Agreement. Section 4 B. ii of the Loan Agreement is modified to read as follows:

ii. Furnish to Bank, Borrower prepared financial statements (including a balance sheet and profit and loss statement), within 10 days after each month-end.

EXECUTED IN DUPLICATE ORIGINAL COUNTERPARTS, this 7th day of April, 2009 and effective March 2, 2009.

The Mint Leasing, Inc.

By: /s/ Jerry Parish
Jerry Parish, President

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 7th day of April, 2009, by Jerry Parish, President of The Mint Leasing, Inc.

/s/ Christy Tabor
Notary Public, State of Texas

/s/ Jerry Parish
Jerry Parish

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 7th day of April, 2009 by Jerry Parish.

/s/ Christy Tabor
Notary Public, in and for the State of Texas

/s/ Victor Garcia
Victor Garcia

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 7th day of April, 2009 by Victor Garcia.

/s/ Christy Tabor
Notary Public, in and for the State of Texas

Sterling Bank

By: /s/ Freddy Hurst
Freddy Hurst, CEO Westheimer Office

STATE OF TEXAS	§
§
COUNTY OF HARRIS	§

This instrument was acknowledged before me on the 7th day of April, 2009 by Freddy Hurst, CEO Westheimer Office of Sterling Bank.

/s/ Christy Tabor
Notary Public, in and for the State of Texas